Exhibit 10.1

AMENDMENT TO LOCK-UP RELEASE AGREEMENT

This AMENDMENT TO LOCK-UP RELEASE AGREEMENT (this “Amendment”), dated as of March 15, 2024, is made by and among Zoomcar Holdings, Inc., a Delaware corporation (the “Company”), ASJC Global LLC – Series 24 (“ASJC”), and Cohen Sponsor LLC – A24 RS (“Sponsor Investor”, and together with ASJC, the “Investors”).

Reference is hereby made to the Lock-Up Release Agreement, dated as of February 1, 2024, by and among the Company and the Investors (as amended by this Amendment and as may be further amended and restated from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1. Amendment. Pursuant to and in accordance with Section 13 of the Agreement, the Parties hereby agree to amend the Agreement as follows:

(a) Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

Release from Lock-Up. Upon the full execution of this Agreement by the Parties, the Company shall immediately release (a) ASJC from the terms of the Lock-Up as to 2,375,925 shares of Common Stock (the “ASJC Shares”) and (b) Sponsor Investor from the terms of the Lock-Up as to 2,041,575 shares of Common Stock (the “Sponsor Investor Shares”, and collectively with the ASJC Shares, the “Shares”), in each case as provided for in Section 7 of the Letter Agreement, and ASJC and Sponsor Investor will not be subject to any contractual restrictions on transfer of the ASJC Shares and the Sponsor Investor Shares, as applicable.

(b) Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

[Reserved.]

(c) Schedule A of the Agreement is hereby amended and restated in its entirety as set forth on Schedule A attached hereto.

2. No Other Amendments. All other terms and conditions of the Agreement shall remain in full force and effect and the Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(Signature page follows.)

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ASJC:

ASJC Global LLC – Series 24 Cohen and Company Financial Management, its financial manager

By:	/s/ Andrew Davilman
Name:	Andrew Davilman
Its:	COO

SPONSOR INVESTOR:

Cohen Sponsor LLC – A24 RS

By:	/s/ Lester Brafman
Name:	Lester Brafman
Its:	Authorized Person

COMPANY:

Zoomcar Holdings, Inc.

By:	/s/ Greg Moran
Name:	Greg Moran
Its:	Chief Executive Officer and Director

SCHEDULE A

Within 3 business days following each 14 calendar day period beginning on the date of this Agreement and ending 120 calendar days following the date of this Agreement (the “Payment Period”), the Investors shall pay a cash fee to the Company as described below for each Share sold during each 14 calendar day period (or for the last period, 8 calendar day period) during the Payment Period by the Investors following removal of the Lock-Up legend as described herein. The consideration to be paid by the Investors to the Company for each Share will be $0.35 per Share; provided, that the Company shall not receive any proceeds following the sale of Shares until the proceeds to the Investors equal to the product of (x) the aggregate Shares sold and (y) $0.35, exceeds $500,000.

The Investors (or an affiliate thereof) shall provide a total of $500,000 to an account designated by the Company, which shall be funded within three days of execution of the Amendment to which this Schedule A is attached.

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